EXHIBIT 3.01
ARTICLES OF INCORPORATION
OF THE
DAYBREAK URANIUM, INC.
KNOW ALL MEN BY THESE PRESENTS:
     That we, the undersigned, all of whom are citizens of the United States of America, and over the age of twenty-one years, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Washington, and we hereby certify:
FIRST: That the name of this corporation shall be DAYBREAK URANIUM, INC.
SECOND: That the purposes for which this corporation is formed are as follows:
1. To carry on the business of mining, milling, concentrating, converting, selling, smelting, treating, preparing for market, manufacturing, buying, exchanging, and otherwise producing and dealing in uranium, gold, silver, copper, lead, zinc, brass, iron, steel and all kinds of ore, metals and minerals, and the products and by-products thereof of every kind and description and by whatsoever process the same can be or may hereafter be produced, and generally and without limit as to amount, to buy, sell, exchange, lease, acquire and deal in lands, mines and mineral rights and claims, and to conduct all business appertaining thereto; to purchase, lease or otherwise acquire mining rights, timber rights, oil and gas rights, mines, buildings, dwellings, plants, machinery, tools and other properties whatsoever which this corporation may from time to time find to be for its advantage and purposes; to mine and market any mineral or other products that may be found in or on such lands, and to explore, work, exercise, develop or turn to account the same; to construct and operate railways and tramways for mining and moving the products and by-products resulting from the labors of this corporation; to build and lease houses for the use of miners and others, including the purchase and sale of same.
2. To exercise the right of eminent domain according to law, and to condemn rights-of-way for purposes incident, necessary, or convenient for the uses and purposes and objects of this corporation, and to do all things incident to the general business of this corporation in the State of Washington and/or in any of the other states and/or territories of the United States, and elsewhere that this corporation may desire or conclude to do for the best advantage of this business.
3. To purchase, own and enjoy any and all franchises useful or beneficial for the prosecution of this business of this corporation.

4. To borrow money on its notes, bonds and/or other obligations for the general purposes of this corporation, and to mortgage, pledge and give in trust any and all of its property to secure the payment thereof.
5. To pay the expenses of and preliminary and incidental to the formation, establishment and registration of this corporation.
6. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of this corporation.
     THIRD: The principal place of business of this corporation shall be in the city of Spokane, Spokane County, State of Washington, at this place this corporation shall maintain its registered office, the post office address of which shall be 415 Paulsen Building, Spokane, Washington.
     FOURTH: The duration of this corporation shall be perpetual.
     FIFTH: The number of directors of this corporation shall be fixed from time to time by the by-laws; but the Board of Directors shall not consist of less than three (3) members and it shall not consist of more than five (5) members. The directors shall be elected annually and shall serve until the election and qualification of this successors. The directors who are to serve for the first corporate year shall be selected by the incorporators at the time they organize.
     SIXTH: The amount of capital stock of this corporation shall be $100,000.00 divided into one million non-assessable shares of the par value of ten cents per share. Each and every share of said stock shall have the same rights and privileges as those enjoyed by each and every other of said shares.
     SEVENTH: The Board of Directors of this corporation shall have power and authority from time to time to authorize the sale of, and to sell, for cash or otherwise, all or any portion of the unissued and/or of the treasury stock of this corporation without said stock, or any thereof, being first offered to the shareholders of this corporation.
     EIGHTH: The Board of Directors of this corporation shall, at any regular or special meeting of said Board, have power and authority to repeal and/or amend any or all of the by-laws of this corporation, and/or to adopt new by-laws, a majority vote of said directors being required for the exercise of such power.

     NINTH: The name and post office address of each of the incorporators of this corporation, and the number of shares of this corporation which have been subscribed for by each of said incorporators are as follows, to-wit:

Name of Incorporators	P.O. Address	No. of Shares
John F. Campbell	415 Paulsen Bldg.	1,500
	Spokane, Wash.
Virginia H. Campbell	128 West 18th Ave.	500
	Spokane, Wash.
Mary L. Auld	Route Five (5)	500
	Spokane, Wash
     TENTH: The first directors, their post office addresses and terms of office are as follows:

Name	P.O. Address	Term of Office
John F. Campbell	415 Paulsen Bldg.	From date hereof until first annual meeting
Spokane, Wash.
Virginia H. Campbell	128 West 18th Ave.	Same as above
Spokane, Wash.
Mary L. Auld	Route Five (5)	Same as above
Spokane, Wash.
     ELEVENTH: The amount of paid-in capital with which this corporation will commence business is $500.00.
     IN WITNESS WHEREOF, we have hereunto set our hands the 10th day of March, 1955.

/s/ John F. Campbell
/s/ Virginia H. Campbell
/s/ Mary L. Auld

STATE OF WASHINGTON	)
	)	ss
County of Spokane	)
     On this 10th day of Mach, 1955, before me, the undersigned, a Notary Pubic for the State of Washington, personally appeared JOHN F. CAMPBELL, VIRGINIA H. CAMPBELL and MARY L. AULD, known to me to be the persons whose names are subscribed to the foregoing articles of incorporation, and severally acknowledged to me that they executed the same.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written.

/s/ Roland E. Wightman
Notary Public in and for the State
Of Washington, residing at Spokane
Recorded in Book 81 Page 233-237 of Domestic Corporations.

AMENDMENT TO ARTICLES OF INCORPORATION
OF
DAYBREAK URANIUM, INC.
     This is to certify that at a special meeting of the shareholders of DAYBREAK URANIUM, INC., held at the registered office of the company at 415 Paulsen Building, Spokane, Washington, on March 17, 1955, pursuant to written consents waiving notice of said special meeting, the amendment to the Articles of Incorporation hereinafter set forth was adopted unanimously by the shareholders of all of the stock entitled to vote then outstanding:
“The amount of capital stock of this corporation shall be THREE HUNDRED THOUSAND DOLLARS ($300,000.00), divided into three million non-assessable shares of the par value of ten cents (10¢) per share. Each and every share of such stock shall have the same rights and privileges as those enjoyed by each and every other of said shares.”

/s/ John F. Campbell
President

/s/ Virginia H. Campbell Secretary

/s/ Mary L. Auld
Shareholder
     SUBSCRIBED and SWORN to before me this 18th day of March, 1955.

/s/ Ronald E. Wightman
Notary Public in and for the State of
Washington, residing at Spokane
Recorded in Book 81 page 868-869 of Domestic Corporations.

AMENDMENT TO ARTICLES OF INCORPORATION
OF
DAYBREAK URANIUM, INC.
     This is to certify that at a special meeting of the shareholders of DAYBREAK URANIUM, INC., held at the Town Hall of Opportunity, Washington, on August 18, 1955, pursuant to written notice to the stockholders of said special meeting, said special notice being mailed to stockholders more than ten days prior to the date of this meeting, the following amendments to the Articles of Incorporation hereinafter set forth were adopted by more than 66 2/3% of the shareholders of all of the stock then outstanding and entitled to vote:
“The amount of capital stock of this corporation shall be SIX HUNDRED THOUSAND DOLLARS ($600,000.00) divided into six million non-assessable shares of the par value of ten cents (10¢) per share. Each and every share of such stock shall have the same rights and privileges as those enjoyed by each and every other of said shares.”

/s/ James W. Fox
President

/s/ Kae H. Sowers
Secretary-Treasurer
     SUBSCRIBED and SWORN to before me this 6th day of September, 1955.

/s/ John F. Campbell
Notary Public in and for the State of
Washington, residing at Spokane
Recorded in Book 91 page 614-615 of Domestic Corporations.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
CHANGING CORPORATE NAME

STATE OF WASHINGTON COUNTY OF SPOKANE	) ) )	ss
     The undersigned EARL A. TENLEY President and KAE H. SOWERS Secretary of DAYBREAK URANIUM INC. do hereby certify that a meeting of the shareholders of DAYBREAK URANIUM INC. was held in the city of OPPORTUNITY on the 18TH day of APRIL 1964 at which meeting the following amendment was adopted by 72% vote.
ARTICLE I
     The name of the Corporation shall be DAYBREAK MINES INC., E. 12707 VALLEYWAY, OPPORTUNITY, WASHINGTON 99216.

/s/ Earl A. Tenley
President

/s/ Kae H. Sowers
Treasurer
     SUBSCRIBED and SWORN to before me this 30th day of April, 1964.

/s/ Robert E. Tinnel
Notary Public in and for the State of
Washington, residing at Opportunity

ARTICLES OF AMENDMENT
OF
DAYBREAK MINES, INC.
     Pursuant to the provisions of the Washington Business Corporation Act, Chapter 23B.10 RCW, the following Articles of Amendment to Articles of Incorporation are submitted for filing.
ARTICLE I
     The name of this corporation is DAYBREAK MINES, INC. (the “Corporation”).
ARTICLE II
Amended Second Article
Purpose
The purpose of this corporation shall be to transact any and all lawful business for which corporations may be incorporated under the Washington Business Corporation Act, in general, to have and exercise all the powers conferred by the laws of Washington upon corporations formed under the Washington Business Corporation Act and to do any and all things hereinbefore set forth to the same extent as natural persons might or could do.
Amended Fifth Article
Directors
The number of directors constituting the Board of Directors of this corporation may be increased or decreased from time to time in the manner specified in the Bylaws of this corporation; provided, however, that the number shall not be less than three (3) or more than nine (9). In case of a vacancy in the Board of Directors because of a director’s resignation, removal or other departure from the board, or because of an increase in the number of directors, the remaining directors, by majority vote, may elect a successor to hold office for the unexpired term of the director whose position is vacant, and until the election and qualification of a successor.
Amended Sixth Article
Capitalization
The authorized capital stock of the corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.
The total number of shares of Common Stock that the corporation will have authority to issue is Two Hundred Million (200,000,000). The shares shall have a par value of $0.001 per share. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

The total number of shares of Preferred Stock that the corporation will have authority to issue is Ten Million (10,000,000). The Preferred Stock shall have a stated value of $0.001 per share. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.
Amended Twelfth Article
Voting
The holders of any of the Corporation’s capital stock shall possess voting power for the election of Directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation in the exercise of their voting power. The holders of Capital Stock shall be entitled to one vote for each share held. Cumulative voting for the election of Directors is hereby expressly prohibited.
Amended Thirteenth Article
Preemptive Rights
Shareholders of this corporation will have no preemptive rights to acquire additional shares issued by the corporation, or any securities convertible into, or carrying or evidencing any rights or option to purchase, any such shares.
Amended Fourteenth Article
Indemnification and Liability of Directors
A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director; (ii) conduct which violates RCW 23B.08.310 of the Washington Business Corporation Act, pertaining to unpermitted distributions to shareholders or loans to directors; or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

The corporation is authorized to indemnify, agree to indemnify or obligate itself to advance or reimburse expenses incurred by its Directors, Officers, employees or agents in any Proceeding (as defined in the Washington Business Corporation Act) to the full extent of the laws of the State of Washington as may now or hereafter exist.
ARTICLE III
The amendment provides for no exchange, classification, or cancellation of issued shares.
ARTICLE IV
The amendments were adopted by the Board of Directors on August 30, 2001.
ARTICLE V
     The amendments were duly approved by the shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.
     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed on this 28th day of September, 2001.

Daybreak Mines, Inc.

By: /s/ Dale B. Lavigne, President

ARTICLES OF AMENDMENT
OF
DAYBREAK MINES, INC.
     Pursuant to the provisions of the Washington Business Corporation Act, Chapter 23B.10 RCW, the following Articles of Amendment to Articles of Incorporation are submitted for filing.
ARTICLE I
     The name of this corporation is DAYBREAK MINES, INC. (the “Corporation”).
ARTICLE II
Amended Sixth Article
Capitalization
The authorized capital stock of the corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.
The total number of shares of Common Stock that the corporation will have authority to issue is Two Hundred Million (200,000,000). The shares shall have a par value of $0.001 per share. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.
The total number of shares of Preferred Stock that the corporation will have authority to issue is Ten Million (10,000,000). The Preferred Stock shall have a stated value of $0.001 per share. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.
A. Series A Preferred Stock
          1. Authorized Shares
          A series of Preferred Stock of the corporation is hereby designated “Series A Preferred Stock,” and the number of shares constituting such series shall be Six Million (6,000,000) with a stated value of $0.001 per share. The Series A Preferred Stock shall be non-interest bearing. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock (the “Series A Preferred”) are as set forth hereafter.
          2. Preference on Liquidation.
               (a) Preferential Amount. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock and holders of any other equity securities of the corporation junior to the Series A Preferred, the holders of shares of Series A Preferred shall be entitled to receive payment of $ 0.25 per share of Series A Preferred (the “Series A Preferential Amount”) held by them (as appropriately adjusted for any cash dividend, stock dividend, stock split, recapitalization or combination of Series A Preferred shares).
               (b) Insufficient Proceeds. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the assets of the corporation, or proceeds thereof, after distribution to any class or series of stock ranking senior to the Series A Preferred with respect to liquidation rights (“Senior Stock”), distributable among the holders of shares of Series A Preferred and holders of shares of any other outstanding class or series of stock ranking on a parity with the Series A Preferred with respect to liquidation rights (“Parity Stock”) shall be insufficient to pay in full the respective preferential amounts on the shares of Series A Preferred and Parity Stock, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.
               (c) Remaining Assets. After the payment or setting apart of payment to the holders of Senior Stock, Series A Preferred and Parity Stock of the preferential amounts so payable to them, the remaining assets shall be distributed to the holders of Common Stock pro rata based upon the number of shares of Common Stock held by each.
               (d) Sale of the Corporation. The merger or consolidation of the corporation into or with another corporation, or the effectuation of a statutory exchange of shares, or the sale, lease or transfer of all or substantially all of the assets of the corporation (a “Sale of the Corporation”) shall be regarded as a liquidation, dissolution or winding up of the corporation within the meaning of this Article 4.3.A. In any such case the liquidation preference which the holders of Series A Preferred Stock shall be entitled to receive shall be computed in the same manner as if the Company’s available assets (valued at the value being given for the Company’s shares or assets in such transaction) were actually being distributed to all shareholders in connection with such transaction (even though holders of Common Stock and other classes or series of Preferred Stock are not or may not be entitled to receive any actual distribution upon such deemed liquidation or dissolution). In any such case, the Company shall not enter into or consummate any such merger, consolidation, exchange, sale, transfer or lease without making adequate provision for the protection and implementation of the rights of the holders of Series A Preferred Stock upon such deemed liquidation or dissolution. Notwithstanding the foregoing, the merger or consolidation of the Company into or with another corporation, or the effectuation of a statutory exchange of shares, in which the shareholders of the Company immediately prior to such transaction hold, immediately after such transaction, at least 50% of the general voting power of the surviving or acquiring entity (or a parent corporation thereof) by virtue of their ownership of the Company’s equity securities, shall not be regarded as a liquidation, dissolution or winding-up of the Company within the meaning of this paragraph.

          3. Voting.
          Except for the election of directors, or as otherwise set forth herein, the holders of shares of Series A Preferred shall be not be entitled to vote upon any matters. In the election of directors each share of Series A Preferred shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Preferred could be converted pursuant to the applicable provisions of Section 5.B below, at the record date established by the Board of Directors of the corporation for the determination of the shareholders entitled to vote on such matters, or, if no such record date is so established, at the record date provided by law, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class.
          4. Dividends.
          Dividends shall be declared and set aside for any shares of the Series A Preferred only upon resolution of the Board of Directors of the corporation; provided, however, that if the Board of Directors declares a dividend payable on the Common Stock, the holders of the Series A Preferred shall be entitled to dividends per share on the Series A Preferred as would be declared payable on the largest number of whole shares of Common Stock into which each share of the Series A Preferred held by each holder thereof would be converted (as of the record date for the determination of the holders of Common Stock entitled to receive such dividend) pursuant to Section 5.B below.
          5. Conversion.
          The holders of the Series A Preferred shall have conversion rights as follows (the “Conversion Rights”):
                    (A) Optional Conversion. Each Share of Series A Preferred Stock may be converted into four (4) shares of the Company’s Common Stock (a deemed conversion price is $0.25). The option to convert shall commence upon the date of purchase and shall expire at 5:00 o’clock p.m. (local Spokane, Washington time) on the date one year from the date of purchase of the first share of Series A Preferred Stock issued by the Company.
                    (B) Mechanics and Effect of Conversion. Upon conversion of the Series A Preferred Stock pursuant to this Section, the Holder shall surrender the Series A Preferred Stock, duly endorsed, at the principal office of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion.
                    (C) Fractional Shares. In lieu of issuing any fraction of a share or scrip upon the conversion of the Series A Preferred Stock, the Corporation shall pay to the holder hereof, for any fraction of a share otherwise issuable upon the conversion, cash equal to the same fraction at a deemed conversion price of $0.25 per common share.
                    (D) Adjustments to Conversion. If the Corporation at any time subdivides or combines in a larger or smaller number of shares its outstanding shares of common stock, then the number of shares of common stock issuable upon the conversion of the Series A Preferred Stock shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.
                    (E) Adjustments to Conversion Price for Diluting Issues.

                    (i) Special Definitions. For purposes of this Section 4.3.A.5.(E), the following definitions shall apply:
                         (a) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or “Convertible Securities” (as hereinafter defined).
                         (b) “Original Issue Date” shall mean the date when a share of the Series A Preferred is first issued.
                         (c) “Convertible Securities” shall mean indebtedness, shares (other than Common Stock and Preferred Stock), convertible into or exchangeable for Common Stock.
                         (d) “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to Section 4.3.A.5.(E) (iii), deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common Stock issued or issuable or deemed to be issued:
                              (1) upon conversion of shares of the Series A Preferred;
                              (2) as a result of an adjustment made pursuant to Section 4.A.3.5.(E) (iv);
                              (3) to directors, officers or employees (or consultants whose role is or will be equivalent to an employee) of the corporation pursuant to an agreement or an option plan or a purchase plan or another director, officer or employee stock incentive program approved by the Board of Directors of the corporation;
                              (4) as a dividend or distribution on the Series A Preferred or any event for which adjustment is made pursuant to Section 4.A.3.5(F) or 4.A.3.5.(G);
                              (5) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (1), (2), (3) or this clause (5) or on shares of Common Stock so excluded; or
                              (6) upon conversion or exercise of securities issued by the corporation in conjunction with the Series A Preferred financing.
                    (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular share of the Series A Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue, for such share of the Series A Preferred.
                    (iii) Deemed Issue of Additional Shares of Common Stock.
                         (a) Options and Convertible Securities. In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or

Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto assuming the satisfaction of any conditions to exercisability and without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue of such Options or Convertible Securities, or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued with respect to a new series of Preferred Stock unless the consideration per share (determined pursuant to Section 4.3.A.5.(E) (v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of, and immediately prior to, such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:
                              (1) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;
                              (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;
                              (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if-
                                   a. in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange; and
                                   b. in the case of Options for Convertible Securities only, the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                        (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price to an amount that exceeds the lower of (i) the Conversion Price on the original adjustment date prior to the original adjustment, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.
                              (b) Stock Dividends and Subdivisions. In the event that the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall not be deemed to have been issued, but rather the provisions of Section 4.3.A.3.5(F) (ii) below shall apply.
                         (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.3.A.5.(E) (iii) after the Original Issue Date without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the then-effective Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) at which the corporation issued or sold, or is deemed to have issued or sold, such Additional Shares of Common Stock.
                         (v) Determination of Consideration. For purposes of this Section 4.3.A.5.(E), the consideration received by the corporation, before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof, for the issue of any Additional Shares of Common Stock shall be computed as follows:
                              (a) Cash and Property. Such consideration shall:
                                        (1) Insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation, excluding amounts paid or payable for accrued interest or accrued dividends;
                                        (2) Insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the corporation’s Board of Directors; and
                                        (3) In the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration that covers both, the consideration for the Additional Shares of Common Stock shall be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.
                              (b) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.3.A.5.(E) (iii)(a), relating to Options and Convertible Securities, shall be determined by dividing:
                                        (1) The total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
                                        (2) The maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (F) Adjustments for Combinations, Consolidations, Dividends or Subdivisions of Common Stock.
                              (i) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.
                              (ii) Dividends or Subdivisions. In the event the corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in the event the outstanding shares of Common Stock shall be subdivided, by reclassification or otherwise than by payment of a dividend in Common Stock, into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased:
                                        (a) In the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend; or
                                        (b) In the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.
                                        If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made to the applicable Conversion Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the applicable Conversion Price shall be adjusted as of the time of actual payment of such dividend.
                    (G) Adjustment for Other Distributions. In the event the corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4.3.A.5, then and in each such event, provision shall be made so that the holders of the Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the corporation that they would have received had their shares of the Series A Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4.3.A.5. with respect to the rights of the holders of the Series A Preferred.
                    (H) Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred shall be convertible into, in lieu of the number of shares of Common Stock that the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or other securities or property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that change and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred to the end that the provisions set forth herein (including provisions with respect to change in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon conversion of the Series A Preferred.
               (I) No Impairment. The corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or perfon-nance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.3.A and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holder of the Series A Preferred against impairment.
               The corporation shall from time to time in accordance with the laws of the State of Washington increase the authorized amount of its Common Stock if at any time the number of Common Stock shares remaining unissued and available for issuance shall not be sufficient to permit conversion of the Series A Preferred.
               (J) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 4.3.A.5, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of the Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred.
               (K) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of the Series A Preferred at least ten (IO) days prior to the record date specified in such notice, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or rights, and the amount and character of such dividend, distribution, or right.
          6. Retirement Of Shares.
          Shares of Series A Preferred which have been issued and have been redeemed, repurchased or reacquired in any manner by the corporation shall be retired and shall not be reissued.
          7 Restrictions and Limitations.
          Except as expressly provided herein or as required by law, so long as any shares of Series A Preferred remain outstanding, the corporation shall not permit any subsidiary (which shall mean any corporation or trust of which the corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust, other than directors’ qualifying shares) to, without the written consent or affirmative vote of at least two-thirds (2/3rds) of the then outstanding shares of Series A Preferred, voting separately as a class:
               (A) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend (other than a dividend payable solely in shares of the corporation’s stock) with respect to, any share or shares of Common Stock or Preferred Stock; or
               (B) authorize or issue, or obligate itself to authorize or issue, any equity security senior to the Series A Preferred as to liquidation preferences or dividend rights; provided that in no event shall liquidation preferences based pari passu upon purchase price paid be deemed senior to that of the Series A Preferred.
          8. Amendment.
          This Designation of Rights and Preferences may be amended by action of the Board of Directors with the affirmative consent of the holders of at least two-thirds (2/3rds) of the outstanding shares of Series A Preferred.
          9. General Provisions.
               (A) The term “Person” as used herein means any corporation, partnership, trust, organization, association, other entity or individual.
               (B) The term “outstanding,” when used with reference to shares of stock, shall mean issued shares, excluding shares held by the corporation or a subsidiary.
               (C) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles.
               (D) The headings of the sections, subsections, clauses and subclauses herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

ARTICLE III
     The amendment provides for no exchange, classification, or cancellation of issued shares.
ARTICLE IV
     The amendments were adopted by the Board of Directors on November 16, 2004 in accordance with the provisions of RCW 23B.06.020. Shareholder action on the Articles of Amendment is not required.
     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed on this 16th day of November, 2004.

Daybreak Mines, Inc.

By: /s/ Dale B. Lavigne, President

ARTICLES OF AMENDMENT
OF
DAYBRREAK MINES, INC.
     Pursuant to the provisions of the Washington Business Corporation Act, Chapter 238.10 RCW, the following Articles of Amendment to Articles of Incorporation arc submitted for filing.
ARTICLE I
     The name of this corporation is DAYBREAK OIL AND GAS, INC. (the “Corporation”).
ARTICLE II
     The amendment provides for no exchange, classification, or cancellation of issued shares.
ARTICLE III
     The amendment was adopted by the Board of Directors by unanimous consent in accordance with the provisions of RCW 23B.08.210 and the Bylaws of the Corporations. At the 2005 Annual Meeting of Shareholders held on October 25, 2005, at which a quorum was present, the shareholders approved the amendment to the Articles of Incorporation changing the name of the Corporation to Daybreak Oil and Gas, Inc. The amendment was approved by a vote of 16,359,863 shares voting “For” and 500 shares voting “Against” with 8,667 shares abstaining from voting,
     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed on this 25th day of October, 2005.

Daybreak Mines, Inc.
By:	/s/ Robert N. Martin
Robert N, Martin, President

ARTICLES OF AMENDMENT
OF
DAYBREAK OIL & GAS, INC.
     Pursuant to the provisions of the Washington Business Corporation Act, Chapter 23B.10 RCW, the following Articles of Amendment to Articles of Incorporation are submitted for filing.
ARTICLE I
     The name of this corporation is DAYBREAK OIL & GAS, INC. (the “Corporation”).
ARTICLE II
Amended Sixth Article
Capitalization
2.1 Classes. The authorized capital stock of the corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.
2.2 Common Stock. The total number of shares of Common Stock that the corporation will have authority to issue is Two Hundred Million (200,000,000). The shares shall have a par value of $0.001 per share. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.
2.3 Preferred Stock. The total number of shares of Preferred Stock that the corporation will have authority to issue is Ten Million (10,000,000). The Preferred Stock shall have a stated value of $0.001 per share. The authorized shares of Preferred Stock may be divided into and issued in series. Authority is vested in the Board, subject to the limitations and procedures prescribed by law, to divide any part or all of such Preferred Stock into any number of series, to fix and determine relative rights and preferences of the shares of any series to be established, and to amend the rights and preferences of the shares of any series that has been established but is wholly unissued. Within any limits stated in these Amended Articles of Incorporation (“Articles”) or in the resolution of the Board establishing a series, the Board, after the issuance of shares of a series, may amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series, and the number of shares constituting the decrease shall thereafter constitute authorized but undesignated preferred shares. The authority herein granted to the Board to determine the relative rights and preferences of the Preferred Stock shall be limited to unissued shares, and no power shall exist to alter or change the rights and preferences of any shares that have been issued. Preferred Stock, or any series thereof, may have rights that are identical to those of Common Stock.
2.4 Series A Convertible Preferred Stock. Two Million Four Hundred Thousand (2,400,000) shares of Preferred Stock shall be designated and known as Series A Convertible Preferred Stock (the “Series A Preferred”). The relative rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred and the holders thereof are as follows:
2.4.1 Dividends.
     (a) The holders of Series A Preferred shall be entitled to receive dividends at the rate of six percent (6%) per annum, payable out of the funds legally available therefore (whether in cash or in kind); dividends shall begin to accrue on the final closing date of the private placement by which such preferred shares were offered and sold, and shall be cumulative.
     (b) No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, unless at the same time an equivalent dividend with respect to the Series A Preferred has been paid or set apart or such equivalent dividend has been waived by the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred. Any declared but unpaid dividends on the shares of Series A Preferred shall be paid upon the conversion of such shares into Common Stock either (at the option of the Corporation) by payment of cash or by the issuance of shares of Common Stock at the conversion rate.
2.4.2 Liquidation Preference.
     (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this Corporation to the holders of Common Stock by reason of their ownership thereof, and subject to the rights of any series of Preferred Stock that ranks on liquidation prior to the Series A Preferred, an amount equal to all accrued or declared but unpaid dividends on such shares, for each share of Series A Preferred then held by them. The remaining assets shall be distributed ratably to the holders of Common and Series A Preferred on a common equivalent basis.
     (b) (i) A consolidation or merger of this Corporation with or into any other corporation or corporations pursuant to which the shareholders of this Corporation prior to the merger or similar transaction shall own less than fifty percent (50%) of the voting securities of the surviving corporation, (ii) a sale, conveyance or disposition of all or substantially all of the assets of this corporation, or (iii) the effectuation by this Corporation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this Corporation is disposed of (other than the sale of Preferred Stock), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this subsection 2.4.2 and shall entitle the holders of Series A Preferred and Common Stock to receive at the closing in cash or securities the amount as specified in subsection 2.4.2(a) above.
     (c) Whenever the distribution provided for in this subsection 2.4.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board, and with respect to the gross amounts of their distributions, the holders of Series A Preferred shall participate ratably in the distribution of such securities or other property.
     (d) The Corporation shall give each holder of record of Series A Preferred written notice of any impending event designated in subsection 2.4.2(b) above not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the notice provided for herein; provided, however, that such period may be shortened upon the written consent of the holders of Series A Preferred who are entitled to such notice rights or similar notice rights and who represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred.
2.4.3 Voting Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred could then be converted, and with respect to such, shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise expressly provided herein or as required by law), voting together with the Common Stock as a single class, and shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of this Corporation.
2.4.4 Conversion. The holders of Series A Preferred shall have conversion rights as follows:
     (a) Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into three (3) fully paid and nonassessable shares of Common Stock. The conversion price shall initially be $1.00 per share Common Share for the Series A Preferred (the “Series A Conversion Price”), and shall be subject to adjustment as set forth herein.
     (b) Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier of (i) the date specified by vote or written consent or agreement of the holders of a majority of the outstanding shares of Series A Preferred; or (ii) if the Common Stock into which the Series A Convertible Preferred Stock are convertible are registered with the Securities and Exchange Commission and at any time after to the effective date of the registration statement the Company’s Common Stock closes at or above $3.00 per share for twenty (20) out of thirty trading days (30) days.
     (c) Mechanics of Conversion. Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates thereof, duly endorsed, at the office of this Corporation or of any transfer agent for such stock, and shall give written notice to this Corporation at such office that he, she or it elects to convert the same and shall state therein the name or names in which he, she or it wishes the certificate or certificates for shares of Common Stock to be issued; provided, however, that in the event of an automatic conversion pursuant to subsection 2.4.4(b), the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this Corporation or its transfer agent. This Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to this Corporation or its transfer agent as provided above, or the holder notifies this Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to this Corporation to indemnify this Corporation from any loss incurred by it in connection with such certificates. This Corporation shall, as soon as practicable after delivery of such certificate, or such agreement of indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred, or in the case of automatic conversion under subsection 2.4.4(b), on the date of closing of the public offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.
(d) Adjustments to Series A Conversion Price for Diluting Issues.
     (i) Special Definitions. For purposes of this subsection 2.4.4(d), the following definitions shall apply:
     (1) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.
     (2) “Original Issue Date” shall mean the date on which the first share of any Series A Preferred is issued.
     (3) “Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Series A Preferred) or other securities convertible into or exchangeable for Common Stock.
     (4) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by this Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

     (A) Upon conversion of shares of Series A Preferred;
     (B) To a commercial lender or lessor in a transaction that is approved by the Board, including at least two of the directors elected/appointed pursuant to subsection 2.4.3(b)(ii);
     (C) As a dividend or distribution on the Series A Preferred;
     (D) For which adjustment of the Conversion Price is made pursuant to subsection 2.4.4(e);
     (E) To officers, directors, employees or sales representatives of, or consultants to, this Corporation pursuant to stock option or stock purchase plans, agreements or arrangements approved by the Board;
     (F) In connection with strategic business transactions that are approved by the; or
     (G) In connection with acquisitions of other companies or assets in transaction that are approved by the Board.
     (ii) No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by this Corporation is less than the applicable Series A Conversion Price in effect on the date of, and immediately prior to, such issue.
     (iii) Deemed Issue of Additional Shares of Common Stock. In the event this Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 2.4.4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

     (1) No further adjustments in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;
     (2) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred);
     (3) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:
     (A) In the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefore was the consideration actually received by this Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by this Corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by this Corporation upon such conversion or exchange, and
     (B) In the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by this Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by this Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by this Corporation (determined pursuant to subsection 2.4.4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;
     (4) No readjustment pursuant to clauses (2) or (3) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (A) the Series A Conversion Price on the original adjustment date, or (B) the Series A Conversion Price that would have resulted from any issuance of such Additional Shares of Common Stock between the original adjustment date and such readjustment date;
     (5) In the case of any Options that expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made, except as to shares of Series A Preferred converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.
     (iv) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 2.4.4(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price applicable to a particular series of Preferred Stock in effect on the date of and immediately prior to such issue, then, and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-tenth of a cent) determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued. For purposes of the above calculation, the number of shares of Common Stock outstanding shall not include in such calculation any Additional Shares of Common Stock issuable with respect to shares of Series A Preferred, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective Series A Conversion Prices (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.
     (vi) Determination of Consideration. For purposes of this subsection 2.4.4(d), the consideration received by this Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

     (1) Cash and Property: Such consideration shall:
     (A) Insofar as it consists of cash, be computed at the aggregate amount of cash received by this Corporation but excluding any amounts paid or payable for accrued interest or accrued dividends;
     (B) Insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and
     (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of this Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.
     (2) Options and Convertible Securities. The consideration per share received by this Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 2.4.4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:
     (A) The total amount, if any, received or receivable by this Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to this Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by
     (B) The maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
     (e) Adjustments to Series A Conversion Price for Stock Dividends and for Combinations of Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock

(by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then this Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
     (f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in subsection 2.4.4(e) above or a merger or other reorganization referred to in subsection 2.4.2(c) above), then the Series A Conversion Price as then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred shall be convertible into, in lieu of the number of shares of Common Stock that the holders would have otherwise been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that change.
     (g) No Impairment. This Corporation will not, by amendment of these Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.
     (h) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Series A Conversion Price pursuant to this Section 4, this Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate prepared by this Corporation setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred.
     (i) Notices. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this Corporation shall mail to each holder of Preferred Stock at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution. In the event of any proposal by this Corporation to take any action that would result in any liquidation or deemed liquidation of this Corporation, this Corporation shall mail to each holder of Series A Preferred at least twenty (20) days prior to the date of such proposed transaction a notice specifying the proposed date of such transaction. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of this Corporation. If the mailing address of any holder of Series A Preferred is outside of the United States, a copy of any notice to be sent pursuant to Section 4 shall be sent to such holder by telecopy or telex (with confirmation of receipt) and shall be deemed given upon transmission and any notices deposited in the mail shall be sent by registered airmail.
     (j) Issue Taxes. This Corporation shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred pursuant hereto; provided, however, that this Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.
     (k) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging its best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles.
     (l) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, this Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

2.4.5 Protective Provisions. So long as any Series A Preferred is outstanding, this Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of at least a majority of the shares of Series A Preferred then outstanding:
     (a) Change as a whole, by subdivision or combination in any manner, the number of shares of the Common Stock then outstanding into a different number of shares, with or without par value, without making the identical change as a whole in the number of shares of Series A Preferred then outstanding;
     (b) Amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative participating, optional or other special rights, qualifications, limitations and restrictions for the benefit of the Series A Preferred;
     (c) Declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of this Corporation, or other property) on shares of its Common Stock (other than a dividend payable solely in shares of Common Stock);
     (d) Increase the number of authorized shares of Series A Preferred or Common Stock;
     (e) Authorize, create, issue or reclassify any other equity security (including any security convertible into or exercisable for any equity security) having rights or preferences senior to any of the rights or preferences of the Series A Preferred;
     (f) Amend these Articles or this Corporation’s Bylaws in any manner that affects the rights of the holders of Series A Preferred;
     (g) Approve the liquidation or dissolution of this Corporation or the sale of all or substantially all of the assets of this Corporation;
     (h) Authorize the repurchase by this Corporation of any shares of its capital stock, except for the redemption or repurchase of shares of Common Stock from employees or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase.
2.5 Issuance of Certificates. The Board shall have the authority to issue shares of the capital stock of this corporation and the certificates therefore subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.
ARTICLE III
     The amendment provides for no exchange, classification, or cancellation of issued shares.

ARTICLE IV
The amendment was adopted by the Board of Directors on June 30, 2006.
ARTICLE V
The amendment did not require approval by approved by the shareholders of the Corporation.
IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed on this June 30, 2006.
Daybreak Oil & Gas, Inc.
By: /s/ Eric Moe, Chief Executive Officer